UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2008
ASSURANCEAMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-06334	87-0281240

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Number)

RiverEdge One, Suite 600 5500 Interstate North Parkway Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)
(770) 952-0200

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.
(a) not applicable
(b) Effective October 3, 2008, the Company made the following changes: (i) Mr. Joe Skruck, formerly Executive Vice President, has been elected President and Chief Operating Officer of the Company, (ii) Mr. Guy Millner, formerly Chairman, has been elected Chairman and Chief Executive Officer, and (iii) Mr. Bud Stumbaugh, formerly President and Chief Executive Officer, has been elected Vice Chairman.
(c) (1) (i)Joe Skruck was elected President and Chief Operating Officer effective October 3, 2008 and (ii) Guy Millner was elected Chief Executive Officer effective October 3, 2008.
(c)(2) The information required by this Section 5.02 (c)(2) is incorporated by reference from the Company’s definitive Proxy Statement for the 2008 Annual Meeting of Shareholders held on April24, 2008, sections entitled “Board of Directors”, “Executive Compensation”, and “Certain Relationships and Related Transactions” and from the Company’s Annual Report on Form 10K for the fiscal year ended December 31, 2007, Part III, Item 10, “Directors, Executive Officers, and Corporate Governance”.
(3) Mr. Skruck was awarded an option for 400,000 shares of the Company stock under the Company’s Stock Option Plan with a ten year term, a five year vesting schedule of 20% per year and an exercise price equal to the closing price of the Company’s stock at the end of the day on October 3, 2008; Mr. Skruck’s salary was increased by $10,000 to $250,000 per year effective October 3, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 8, 2008	ASSURANCEAMERICA CORPORATION
	By:	/s/ Mark H. Hain
Mark H. Hain, Senior Vice President and General Counsel